Exhibit 21

SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.

The following is a list of subsidiaries of the Company as of December 31, 2011, omitting some subsidiaries which, considered in aggregate, would not constitute a significant subsidiary.

Name	Where incorporated

C.H. Robinson International, Inc.	Minnesota, USA

C.H. Robinson Worldwide Chile, S.A.	Chile

C.H. Robinson de Mexico, S.A. de C.V.	Mexico

C.H. Robinson Company (Canada) Ltd.	Canada

C.H. Robinson Company	Delaware, USA

C.H. Robinson Company, Inc.	Minnesota, USA

CHR Aviation LLC	Minnesota, USA

T-Chek Systems, Inc./Les Sytemes T-Chek, Inc.	Minnesota, USA

C.H. Robinson Worldwide Foundation	Minnesota, USA

C.H. Robinson Worldwide Logistics (Dalian) Co. Ltd.	China

C.H. Robinson Worldwide (Hong Kong) Ltd.	Hong Kong

C.H. Robinson Worldwide Argentina, S.A.	Argentina

C.H. Robinson Worldwide Logistica Brasil Ltda.	Brazil

C.H. Robinson Czech Republic s.r.o.	Czech Republic

C.H. Robinson France SAS	France

C.H. Robinson Worldwide GmbH	Germany

C.H. Robinson Hungary Transport, LLC (C.H. Robinson Hungaria Kft)	Hungary

C.H. Robinson Italia S.r.l.	Italy

C.H. Robinson Europe B.V.	Netherlands

C.H. Robinson Poland Sp. zo.o.	Poland

C.H. Robinson Iberica SL	Spain

C.H. Robinson (UK) Ltd.	United Kingdom

C.H. Robinson Worldwide Freight India Private Limited	India

C.H. Robinson Belgium BVBA	Belgium

C.H Robinson Worldwide (Shanghai) Co. Ltd.	China

C.H. Robinson Worldwide Singapore Pte. Ltd	Singapore

Transera International Logistics Ltd.	Canada

Transera International Logistics Fze.	Dubai

Trans-Era International Logistics Sdn. Bhd.	Malaysia

C.H. Robinson Worldwide (Australia) Pty. Ltd.	Australia

C.H. Robinson Worldwide (Ireland) Ltd.	Ireland

C.H. Robinson Worldwide (UK) Ltd.	United Kingdom

C.H. Robinson International Puerto Rico, Inc.	Puerto Rico

C.H. Robinson Luxembourg, SARL	Luxembourg

C.H. Robinson Worldwide Peru SA	Peru

C.H Robinson Worldwide (Malaysia) Sdn. Bhd.	Malaysia

Transera International Logistics Pte. Ltd.	Singapore

C.H. Robinson Sourcing SAS	France

C.H. Robinson Sweden AB	Sweden

C.H. Robinson International Italy, SRL	Italy

Wagonmaster Transportation Company	Minnesota, USA

Transera International Logistics, Inc.	Texas, USA

Rosemont Farms, LLC	Minnesota, USA

C.H. Robinson Logistica Chile, Ltda.	Chile

C.H. Robinson Worldwide SA de CV	Mexico

Transera International Peru, SAC	Peru

Walker Logistics (Overseas) Ltd.	United Kingdom

Robinson Holding Company	Minnesota, USA

FoodSource, LLC	Minnesota, USA